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                                                                EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Sunstone Hotel Investors, Inc. on Form S-3 (File No. 333-16887), Form S-3 (File No. 333-13911), and Form S-8 (File No. 333-14179), of our report dated February 28, 1997, on our audits of the consolidated financial statements and financial statement schedules of Sunstone Hotel Investors, Inc. as of December 31, 1996 and 1995, and for the year ended December 31, 1996 and for the period from August 16, 1995 to December 31, 1995, and the period January 1, 1995 to August 15, 1995, and for the year ended December 31, 1994 for Sunstone Initial Hotels (the "Predecessor"), and of our report dated February 28, 1997, on our audit of the financial statements of Sunstone Hotel Properties, Inc. (the Lessee), which reports are included in this Annual Report on Form 10-K.


                                        /s/   COOPERS & LYBRAND L.L.P.
                                        -----------------------------------
                                              COOPERS & LYBRAND L.L.P.


San Francisco, California
March 20, 1997